EPA.at Beteiligungsgesellschaft mbH and Subsidiary

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	09.30.2014	12.31.2013
	USD	USD
ASSETS
Cash and cash equivalents	2,511,264	2,922,774
Accounts receivable	1,560,188	229,901
Prepaid expenses and other assets	330,543	280,533
Inventories	718,756	621,545
Deferred tax asset	176,666	175,633
Total current assets	5,297,417	4,230,386

Property, plant and equipment	2,166,048	2,275,204
Oil and gas properties	5,485,755	5,709,394
Investment	96,104	100,513
Deferred tax asset	194,683	325,328
Total non-current assets	7,942,590	8,410,439

TOTAL ASSETS	13,240,007	12,640,825

LIABILITIES AND SHAREHOLDERS' EQUITY
Loan due to related party	4,958,732	6,045,490
Accounts payable	30,857	171,544
Other accrued expenses and liabilities	996,849	701,059
Total current liabilities	5,986,438	6,918,093

Asset retirement obligation	3,499,734	3,553,695
Total non-current liabilities	3,499,734	3,553,695

TOTAL LIABILITIES	9,486,172	10,471,788

Common Stock (As of September 30, 2014, USD 103,588 par value, 1 share issued and outstanding)	103,588	103,588
Other comprehensive income	3,433,910	3,152,618
Accumulated deficit	(3,756,883)	(4,594,175)
Total EPA shareholders' equity	(219,385)	(1,337,969)
Noncontrolling interest	3,973,220	3,507,006
TOTAL SHAREHOLDERS' EQUITY	3,753,835	2,169,037

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	13,240,007	12,640,825

EPA.at Beteiligungsgesellschaft mbH and Subsidiary

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME - UNAUDITED

	09.30.2014	09.30.2013
	USD	USD
OPERATING REVENUES
Revenues	4,778,574	4,029,548
Cost of sales	(2,576,797)	(2,278,954)
Gross profit	2,201,777	1,750,594

OPERATING EXPENSES
Administrative costs	(357,654)	(510,166)
Accretion of asset retirement obligation	(104,244)	(127,100)
Total operating expenses	(461,898)	(637,266)

Total income from operations	1,739,879	1,113,328

NON-OPERATING INCOME / (EXPENSE)
Other income	56,534	23,740
Other expense	(32,123)	(25,645)
Total non-operating income/(expense)	24,411	(1,905)

Income before taxes	1,764,290	1,111,423

Income taxes	(282,280)	(86,309)
Net income	1,482,010	1,025,114

Net income attributable to non-controlling interest	644,718	447,890
Net income attributable to EPA	837,292	577,224

Other comprehensive income/(loss)	102,788	(209,319)
Net comprehensive income	1,584,798	815,795

Net comprehensive income attributable to non-controlling interest	466,214	443,385
Net comprehensive income attributable to EPA	1,118,584	372,410

Weighted average number of outstanding shares (basic)	1	1
Weighted average number of outstanding shares (diluted)	1	1

Basic earnings per share	837,292	577,224
Diluted earnings per share	837,292	577,224

EPA.at Beteiligungsgesellschaft mbH and Subsidiary

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY - UNAUDITED

	EPA Shareholder's equity
	Number of	Share	Accumulated	Accumulated other	Noncontrolling	Total shareholders'
SHAREHOLDERS' EQUITY	shares	capital	deficit	comprehensive	interest	equity
				income

Balance January 1, 2014	1	103,588	(4,594,175)	3,152,618	3,507,006	2,169,037
Currency translation	-	-	-	281,292	(178,504)	102,788
Net income for the period	-	-	837,292	-	644,718	1,482,010
Balance September 30, 2014	1	103,588	(3,756,883)	3,433,910	3,973,220	3,753,835

EPA.at Beteiligungsgesellschaft mbH and Subsidiary

CONSOLIDATED CASH FLOW STATEMENT - UNAUDITED

	09.30.2014	09.30.2013
	USD	USD
OPERATING ACTIVITIES
Net income including noncontrolling interest	1,482,010	1,025,114

To reconcile net income/(loss) to net cash used in operating activities
Depreciation and amortization	817,785	777,583
Accretion of asset retirement obligation	104,244	127,037
Deferred income taxes	129,612	60,139
Decrease / (increase) in inventories	(127,298)	21,378
Decrease / (increase) in accounts receivable	(1,370,753)	376,871
Decrease / (increase) in prepaid expenses and other assets	(63,868)	162,703
(Decrease) / increase in accounts payable	1,063	(99,458)
(Decrease) / increase in other accrued expenses and other liabilities	196,919	76,329
Cash flow from operating activities	1,169,714	2,527,696

INVESTING ACTIVITIES
Purchase of property, plant and equipment	(783,610)	(797,015)
Purchase of oil and gas properties	(33,526)	(24,509)
Cash flow used in investing activities	(817,136)	(821,524)

FINANCING ACTIVITIES
Loan due to related party	(654,390)	(11,815)
Cash flow used in financing activities	(654,390)	(11,815)

Net change in cash and cash equivalents	(301,812)	1,694,357

Cash and cash equivalents at the beginning of the period	2,922,774	818,183
Effect of translation on cash flow	(109,698)	(23,541)
Cash and cash equivalents at the end of the period	2,511,264	2,488,999

Notes to Consolidated Financial Statements of EPA.at Beteiligungsgesellschaft mbH and Subsidiary

1. Basis of presentation

The financial statements presented here comprise EPA.at Beteiligungsgesellschaft mbH (“EPA” or the “Company”) and its subsidiary Petroleum Sugd LLC (“Petroleum Sugd”). The unaudited interim Consolidated Financial Statements included have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and present our financial position, results of operations, cash flows and changes in shareholder’s equity. These financial statements should be read in conjunction with the consolidated financial statements and the notes thereto, included in the Company’s Annual Report on Form 8-K/A for the year ended December 31, 2013.

The Company is engaged in the production of crude oil and gas in the north of Tajikistan.

2. Accounting Policies

The consolidated interim financial statements included herein are unaudited and do not include all of the information and footnotes required by US GAAP for complete financial statements. The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures, if any, of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

These statements reflect all normal recurring adjustments that, in the opinion of management, are necessary for fair presentation of the information contained herein. The consolidated balance sheet as of September 30, 2014 has been derived from the Company’s audited balance sheet as of that date. It is recommended that the interim financial statements be read in conjunction with the Company's audited financial statements for the year ended December 31, 2013. The Company adheres to the same accounting policies in preparation of its interim financial statements. As permitted under US GAAP, interim accounting for certain expenses, including income taxes are based on full year assumptions. Such amounts are expensed in full in the year incurred. For interim financial reporting purposes, income taxes are recorded based upon estimated annual income tax rates. Interim results are not necessarily indicative of the operating results expected for later quarters or the full fiscal year.

3. Cash and cash equivalents

Cash and cash equivalents (in USD)	Sept 30, 2014	Dec 31, 2013
Cash in bank	2,425,231	2,873,161
Cash on hand	86,033	49,613
Total cash and cash equivalents	2,511,264	2,922,774

4. Inventories

Inventories (in USD)	Sept 30, 2014	Dec 31, 2013
Work in progress[1]	610,583	340,367
Finished goods	68,836	250,714
Fuel	35,054	21,142
Other	4,283	9,322
Total inventories	718,756	621,545

1 Work in progress represents crude oil which needs additional processing to be available for sale.

5. Investment

Investment represents shares acquired in the company OJSC Rogun Dam. The Company holds 85 shares of OJSC which is less than 1% of total outstanding shares of OJSC. The nominal value of each share is different and ranges from USD 21 to USD 4,191 (TJS 100 to 20,000). The value of the investment as at September 30, 2014 and December 31, 2013 was USD 96,104 (TJS 479,800) and USD 100,513 (TJS 479,800), respectively.

6. Property, plant and equipment

Nine months of	Building	Materials		Office
2014 (in USD)	s	and spares	Vehicles	equipment	Other	Total
Cost at Jan 1, 2014	381,512	2,263,816	732,621	11,747	169,416	3,559,112
Additions	971	721,594	47,213	1,991	11,841	783,610
Cost at Sep 30, 2014	382,483	2,985,410	779,834	13,738	181,257	4,342,722
Accumulated depreciation at Sep 30, 2014	(82,051)	(1,807,639)	(207,139)	(6,538)	(73,307)	(2,176,674)
Net book value at Sep 30, 2014	300,432	1,177,771	572,695	7,200	107,950	2,166,048

Depreciation expense of property, plant and equipment for the nine month period ended September 30, 2014 and 2013 was USD 810,930 and USD 645,676 respectively.

7. Oil and gas properties

Oil and gas properties (in USD)	Sep 30, 2014	Dec 31, 2013
Cost	5,511,878	5,729,705
Accumulated depletion	(26,123)	(20,311)
Total oil and gas properties	5,485,755	5,709,394

The oil and gas properties held by the company consists of drilling costs, rigs and equipment that is in place to allow the production of oil and gas. During the first nine months of 2014, the company capitalized pumps and pipelines with a value of USD 33,526.

8. Asset retirement obligation

The Company incurs retirement obligations for certain assets. The fair values of these obligations are recorded as liabilities on a discounted basis, which is typically at the time the assets are installed. In the estimation of fair value, assumptions and judgments are used regarding such factors as the existence of a legal obligation for an asset retirement obligation, technical assessments of the assets, estimated amounts and timing of settlements, discount rates and inflation rates. Asset retirement obligations incurred in the current period were Level 3 fair value measurements. The costs associated with these liabilities are capitalized as part of the related assets and depreciated as the reserves are produced. Over time, the liabilities are accreted for the change in their present value.

The following table shows the changes in asset retirement obligation for the nine months ended September 30, 2014 and year ended December 31, 2013:

ARO (in USD)	Sep 30, 2014	Dec 31, 2013
Balance at beginning of year	3,553,695	3,431,971
Accretion	104,244	127,037
Translation adjustment	(158,205)	(5,313)
Balance at end of period	3,499,734	3,553,695

9. Revenue

The Company generates revenue from the sale of oil and gas.

The following table shows the sales of the Company for the nine month periods ended September 30, 2014 and 2013:

	Nine months	Nine months ended
Revenue (in USD)	ended
	Sept 30, 2014	Sept 30, 2013
Oil	4,660,628	3,853,432
Gas	117,946	176,116
Total revenue	4,778,574	4,029,548

10. Cost of sales

The following table shows the cost of sales incurred by the Company for the nine month periods ended September 30, 2014 and 2013:

	Nine months	Nine months ended
Cost of sales (in USD)	ended
	Sept 30, 2014	Sept 30, 2013
Staff salaries and related taxes	567,989	509,545
Repair of oil well and technical services	255,359	229,009
Depreciation and amortization	781,587	668,989
Losses and own consumption of oil	118,063	105,880
Other taxes	268,627	240,908
Social costs	141,997	127,178
Transportation	191,989	172,178
Costs for oil treatment	2,816	2,526
Electricity	15,736	163,827
Reservoir pressure cost	182,677	14,112
Communication	18,407	16,508
Others	31,550	28,294
Total cost of sales	2,576,797	2,278,954

11. Noncontrolling interest

The shareholders of Petroleum Sugd as at September 30, 2014 are EPA.at Beteiligungsgesellschaft mbH and Sugdneftugas, a Tajik state owned company, with 57.42% and 42.58%, respectively. These ownership percentages remained unchanged from December 31, 2013 with EPA and Sugdneftugas holding 57.42% and 42.58% respectively.

12. Related parties

Parties are considered related when one has the power, through ownership, contractual right, family relationship, or otherwise, to directly or indirectly control or significantly influence the other. Parties are also related when they are under the common control or significant influence of a third party.

Kavsar General Trading FZE (“Kavsar”), is the owner of EPA with 100% control as at September 30, 2014 and December 31, 2014.

The following table shows the outstanding related party balances as at September 30, 2014 and December 31, 2013:

Related party (in USD)	Sept 30, 2014	Dec 31, 2013
Loan due to Kavsar	4,958,732	6,045,490
Balance at end of period	4,958,732	6,045,490

The outstanding balance is a short term loan and bears no interest. The Company had insufficient funds on hand to repay this balance during the nine month period.

13. Fair value measurement

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

Fair Value of Financial Instruments

In addition to the methods and assumptions we use to record the fair value of financial instruments as discussed in the Fair Value Measurements section above, we used the following methods and assumptions to estimate the fair value of our financial instruments.

  Cash and cash equivalents – carrying amount approximated fair value.
  Accounts receivable – carrying amount approximated fair value.
  Investment – shares acquired at cost in OJSC, a state owned company with a value determined by the government.
  Loan from related party – carrying amount approximated fair value due to the short term nature of the loan.
  Accounts payable – carrying amount approximated fair value.

The fair value of our financial instruments is presented in the table below (in USD):

	September 30, 2014		December 31, 2013		Fair
	Carrying	Fair	Carrying	Fair	Value
	Amount	Value	Amount	Value	Levels	Reference
Cash and cash equivalents	2,511,264	2,511,264	2,922,774	2,922,774	1	Note 3
Accounts receivable	1,560,188	1,560,188	229,901	229,901	1
Investment	96,104	96,104	100,513	100,513	3	Note 5
Loan from related party	4,958,732	4,958,732	6,045,490	6,045,490	3	Note 12
Accounts payable	30,857	30,857	171,544	171,544	1

14. Contingencies and commitments

The oil and gas industry is affected by numerous laws and regulations, including discharge permit for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, pooling of properties, taxation and other laws and regulations. Changes in any of these laws and regulations or the denial or vacating of permits and licenses could have a material adverse effect on the Company's business. Generally, legal structures, codes and regulations in emerging markets are not as well defined as they can be in more developed markets and they are therefore more likely to change rapidly. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to the Company, we cannot predict the overall effect of such laws and regulations on future business operations of the Company. Management believes that the Company's operations currently comply in all material aspects with applicable laws and regulations. There are no pending or threatened enforcement actions related to any such laws or regulations.

There are no pending legal proceedings to which the Company is a party or to which any of the Company's properties are subject. In addition, Management does not know of any such proceedings contemplated by a governmental institution.

15. Environmental matters

The Company is subject to national and local environmental law and regulations relating to water, air, hazardous substances and wastes, and threatened or endangered species that restrict or limit the Company's business activities or purposes of protecting human health and environment. Compliance with the multitude of regulations issued by the appropriate administrative agencies can be burdensome and costly. Management believes that Company's operations currently comply in all material respects with applicable national and local environmental laws and regulations.

16. Subsequent Events

The Company has evaluated subsequent events through April 24, 2015, which is the date of issuance of this Form 8-K/A and has determined that the following events require additional disclosure.

Work Program:
In the fourth quarter of 2014, Petroleum Sugd completed its 2015 work program budget. EPA, as a 57.42% owner of Petroleum Sugd has a funding obligation that amounts to USD 14.9 million relating to its portion of this 2015 work program for Petroleum Sugd in Tajikistan.

Social Responsibility Project:
On June 10, 2014, the governor of the Farkhor district of Tajikistan decreed that the Petroleum Sugd has a two year funding obligation related to a social responsibility project concerning the construction of a secondary school in this district.